SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2008

PLAYBOX (US) INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52753	n/a
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue, London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

44 20 7031 1187
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                      Entry Into Material Definitive Agreement

On October 15, 2008, Playbox (US) Inc., a Nevada corporation, (the “Registrant” or “Company” or “Playbox”), entered into a Settlement Agreement and General Mutual Release (the “Settlement Agreement”) with Henry C. Maloney,  a director and executive officer of the Company (“Maloney”).

Under the terms of the Agreement, Maloney received 700,000 restricted shares of the common stock of the Company in full and final settlement of any dispute and controversy regarding any cash compensation payable to Maloney by Playbox for his service as an officer and director of the Company.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 99.1, and incorporated by reference.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By written consent on October 23, 2008, the Board of Directors of Playbox (US) Inc. accepted the resignation of Henry C. Maloney (“Maloney”) from the position of Director of Business Strategy and as a member of the Board of Directors.

As Maloney’s final action, Mr. Gideon Jung (“Mr. Jung”) was duly nominated, elected and appointed to serve as an executive officer of the Company with the title “Director of Business Development”. In addition, Mr. Jung was appointed to the Board of Directors effective October 23, 2008.

Following the appointment of Mr. Jung, the Company’s directors and officers were:

	Name of Director:	Office:

1.	Robert Burden	President, Chief Executive Officer, Chief
Financial Officer, Treasurer, and Secretary

2.	Gideon Jung	Director of Business Development

Gideon Jung Biography -   Mr.Jung is an IT specialist with many years of experience in conventional, web, and mobile based business management systems. Since October 2004, he was an IT Manager and Technical Advisor to the London, UK offices of Korean Air. Prior to that he was the Business Development Manager of CI Mobile Gaming Ltd , a London based provider of mobile platform gaming technologies in Asia and the Middle East. In 2003, he headed the marketing and mobile content divisions of LDC Network Ltd, another London based company, which specialized in mobile applications to the Korean and European mobile phone industry.

Item 9.01                       Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Settlement Agreement with Harry Maloney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2008	Playbox (US) Inc.

By:	/s/ Robert Burden
Robert Burden
President